Exhibit 99.1

PRELIMINARY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GRAF ACQUISITION CORP. IV THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James Graf, Anthony Kuznik and Sabrina McKee (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Stock of Graf Acquisition Corp. IV (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [•], at [•] Eastern time, virtually at https://www.cstproxy.com/grafiv/sm2023, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND "FOR" ALL DIRECTOR NOMINEES. (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•]. The notice of Special Meeting of Stockholders, and accompanying Proxy Statement are available at: https://www.cstproxy.com/grafiv/sm2023

Please mark vote as indicated in this example X GRAF ACQUISITION CORP. IV — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS AND "FOR" ALL DIRECTOR NOMINEES. 1. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of April 14, 2023 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among Graf, Austria Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Graf (“Merger Sub”) and NKGen Biotech Inc., a Delaware corporation (“NKGen”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into NKGen with NKGen surviving the merger as a wholly-owned subsidiary of Graf (the transactions contemplated by the Merger Agreement, the “Business Combination”); 2. Proposal No. 2 — The Binding Charter Proposal — to consider and vote upon a proposal to approve, assuming the other condition precedent proposals (as defined below) are approved and adopted, the proposed second amended and restated certificate of incorporation of Graf (the “Proposed Charter”), which will replace Graf’s amended and restated certificate of incorporation, dated May 20, 2021 (as may be amended from time to time, the “Current Charter”) and will be in effect upon the closing of the Business Combination (the “Closing”) ; 3. Proposal No. 3 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as five separate sub-proposals: (i) Advisory Charter Proposal A: a proposal to increase the authorized capital stock to 510,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) of Graf following the Business Combination (“New NKGen”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) of New NKGen; (ii) Advisory Charter Proposal B: a proposal to eliminate various provisions applicable only to blank check companies, including business combination requirements; (iii) Advisory Charter Proposal C: a proposal to require the vote of at least 66⅔% in voting power of then outstanding shares of New NKGen capital stock to alter, amend or repeal the bylaws; (iv) Advisory Charter Proposal D: a proposal to require the vote of at least 66⅔% in voting power of then outstanding shares of New NKGen capital stock to remove a director; and (v) Advisory Charter Proposal E: a proposal to require the vote of at least 66⅔% in voting power of then outstanding shares of New NKGen capital stock to alter, amend or repeal certain provisions of the Proposed Charter; 4. Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of (x) up to 15,890,256 shares of Common Stock pursuant to the terms of the Merger Agreement, (y) up to 2,500,000 shares of Common Stock pursuant to the terms of a backstop agreement Graf entered with the majority stockholder of NKGen in connection with the Business Combination (the “Backstop Agreement”) and (z) additional shares of Common Stock pursuant to subscription agreements we may enter into prior to the Closing; 5. Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the 2023 Incentive Equity Plan (the “Incentive Equity Plan”), a copy of which is attached to this proxy statement/prospectus as Annex I, including the authorization of the initial share reserve under the Incentive Equity Plan; 6. Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the 2023 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement/prospectus as Annex J, including the authorization of the initial share reserve under the ESPP; 7. Proposal No. 7 — The Director Election Proposal — to elect, assuming the Business Combination Proposal, the Binding Charter Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal (the “condition precedent proposals”) are approved and adopted, 5 directors to the New NKGen board of directors, effective immediately after the closing of the Business Combination; and Nominees: Sangwoo Park Kathleen Scott Paul Song Michael Klowden James A. Graf 8. Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals by the stockholders of Graf or if Graf determines that additional time is necessary to consummate the Business Combination. , 2023 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all Proposals and FOR all director nominees. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR ALL WITHHOLD ALL FOR ALL EXCEPT To withold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominees on the line below. ____________________________________________